Annual Certification Pursuant to Section 906 of the Sarbancs-Oxley Act of2002 Pursuant to section 906 or the Sarbanes-Oxley Act or 2002 (subsections ta) and (b) or Section 1350, Chapter 63 of Title 18. United States Code). each of the undersigned officers of l lSBC l loldings pie (the ··Company''). does hereby ccrti I)', to such officer's knowledge. that: The Annual Report on Form 20-r for the year ended December 31, 2022 or the Company fully complies with the requirements or section l J(a) and I 5(d) of the Securities Exchange Act o/' 1934 and information contained in the Form 20-F fairly presents, in all material respects. the financial condition and results of operations or the Company. Dated: February 22, 2023 Dated: rcbruary 22. 2023 Noel Quim1 Group Chief Executive /s/ Noel Quinn Georges Elhedery Group Chief Financial Officer /s/ Georges Elhedery